Exhibit 10.1
LIBOR TRANSITION AMENDMENT
THIS LIBOR TRANSITION AMENDMENT (this “Agreement”), dated as of March 17, 2023, is entered into among LEVEL 3 PARENT, LLC (formerly known as WWG Merger Sub LLC, the surviving company of its merger with Level 3 Communications, Inc.) (“Level 3”), LEVEL 3 FINANCING, INC. (the “Borrower”), the Subsidiary Loan Parties party hereto and MERRILL LYNCH CAPITAL CORPORATION, as administrative agent (the “Administrative Agent”).
RECITALS
WHEREAS, Level 3, the Borrower, the lenders from time to time party thereto (the “Lenders”), and Merrill Lynch Capital Corporation, as Administrative Agent and Collateral Agent, have entered into that certain Amended and Restated Credit Agreement dated as of November 29, 2019 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);
WHEREAS, certain loans and/or other extensions of credit (the “Loans”) under the Credit Agreement incur or are permitted to incur interest, fees, commissions or other amounts based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Credit Agreement;
WHEREAS, the applicable parties under the Credit Agreement have determined in accordance with the Credit Agreement that LIBOR should be replaced with a successor rate in accordance with the Credit Agreement and, in connection therewith, the Administrative Agent and the Borrower have determined that certain conforming changes are necessary or advisable; and
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.     Defined Terms. Capitalized terms used herein but not otherwise defined herein (including on any Appendix attached hereto) shall have the meanings provided to such terms in the Credit Agreement, as amended by this Agreement.
2.    Agreement. Notwithstanding any provision of the Credit Agreement or any other document related thereto (the “Loan Documents”) to the contrary, the parties hereto hereby agree that the terms set forth on Appendix A shall apply to the Loans. For the avoidance of doubt, to the extent provisions in the Credit Agreement apply to the Loans and such provisions are not specifically addressed by Appendix A, the provisions in the Credit Agreement shall continue to apply to the Loans. Further, the form of Interest Election Request is hereby added as an exhibit to the Credit Agreement and attached hereto as Exhibit A.
3.    Conflict with Loan Documents. In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.
4.    Conditions Precedent. This Agreement shall become effective on the date (such date and time of effectiveness, the “Amendment Effective Date”) that each of the conditions precedent set forth below shall have been satisfied:
(a)    The Administrative Agent shall have received counterparts hereof properly executed by (i) each of the Loan Parties and (ii) the Administrative Agent;
(b)    The Administrative Agent shall have posted this Agreement to all Lenders and the Borrower, and the Administrative Agent shall not have received, prior to 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted this Agreement to all Lenders

Exhibit 10.1
and the Borrower, written notice from Lenders comprising the Required Lenders that such Required Lenders object to the SOFR Adjustment; and
(c)    The Borrower shall have paid, or concurrently herewith shall pay to the Administrative Agent, to the extent invoiced, the reasonable documented out-of-pocket expenses of the Administrative Agent in connection with this Agreement (including the reasonable documented fees and expenses of legal counsel).
5.    Miscellaneous.
(1)The Loan Documents, and the obligations of Level 3, the Borrower and the Subsidiary Loan Parties under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement is a Loan Document.
(2)Level 3, the Borrower and each Subsidiary Loan Party (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents, (iv) agrees that the Security Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (v) confirms its grant of security interests pursuant to the Security Documents to which it is a party as Collateral for the Obligations, and (vi) acknowledges that all Liens granted (or purported to be granted) pursuant to the Security Documents remain and continue in full force and effect in respect of, and to secure, the Obligations. Each Guarantor hereby reaffirms its obligations under the Guarantee Agreement and agrees that its obligation to guarantee the Obligations is in full force and effect as of the date hereof.
(3)Level 3, the Borrower and each Subsidiary Loan Party represents and warrants that:
(i)    the execution, delivery, and performance by each of Level 3, the Borrower and the Subsidiary Loan Parties of this Agreement are within the powers of Level 3, the Borrower or such Subsidiary Loan Party, as applicable, and have been duly authorized by all necessary corporate or other action and, if required, stockholder or member action;
(ii)    this Agreement has been duly executed and delivered by Level 3, the Borrower and each Subsidiary Loan Party and constitutes, a legal, valid and binding obligation of Level 3, the Borrower and each Subsidiary Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and
(iii)    before and after giving effect to this Agreement, (A) the representations and warranties of (i) Level 3 and the Borrower contained in Article III of the Credit Agreement and (ii) each Loan Party contained in any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that the representations and warranties contained in Section 3.04(a) of the Credit Agreement shall be deemed to refer to the financial statements most recently furnished pursuant to Section 5.01(a) of the Credit Agreement as of the Amendment Effective Date, and (B) no Event of Default exists.
(4)This Agreement may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as

Exhibit 10.1
originals and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Agreement.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Agreement which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Agreement converted into another format, for transmission, delivery and/or retention.
(5)Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(6)The terms of the Credit Agreement with respect to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
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Exhibit 10.1
Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

LEVEL 3 PARENT, LLC,
by: /s/ Chris Stansbury
Name: Chris Stansbury Title: Executive Vice President and Chief Financial Officer

LEVEL 3 FINANCING, INC.,
by: /s/ Chris Stansbury
Name: Chris Stansbury Title: Executive Vice President and Chief Financial Officer

Exhibit 10.1
BROADWING, LLC,
BROADWING COMMUNICATIONS, LLC,
BTE EQUIPMENT, LLC,
GLOBAL CROSSING TELECOMMUNICATIONS, INC.,
LEVEL 3 COMMUNICATIONS, LLC,
LEVEL 3 ENHANCED SERVICES, LLC,
LEVEL 3 INTERNATIONAL, INC.,
TELCOVE OPERATIONS, LLC,
LEVEL 3 TELECOM HOLDINGS, LLC,
LEVEL 3 TELECOM, LLC,
WILTEL COMMUNICATIONS, LLC,

by: /s/ Chris Stansbury
Name: Chris Stansbury Title: Executive Vice President and Chief Financial Officer

Exhibit 10.1
    MERRILL LYNCH CAPITAL CORPORATION,
as Administrative Agent
By: /s/ Don B. Pinzon
Name: Don B. Pinzon
Title: Vice President

Exhibit 10.1
Appendix A

TERMS APPLICABLE TO TERM SOFR LOANS

1.    Defined Terms. The following terms shall have the meanings set forth below:
“Applicable Rate” means the “Applicable Margin” as defined in the Credit Agreement.
“Base Rate” means the “Alternate Base Rate” as defined in the Credit Agreement.
“Base Rate Loans” means a Loan that bears interest at a rate based on the Base Rate.
“Borrowing” means a “Borrowing” as defined in the Credit Agreement.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“CME” means CME Group Benchmark Administration Limited.
“Committed Loan Notice” means an “Interest Election Request” as defined in the Credit Agreement, and such term shall be deemed to include the Interest Election Request attached hereto as Exhibit A.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Dollar” and “$” mean lawful money of the United States.
“Eurocurrency Rate” means “LIBO Rate” as defined in the Credit Agreement.
“Eurocurrency Rate Loans” means a Loan that bears interest at a rate based on the Eurocurrency Rate.
“Interest Payment Date” means, as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the applicable maturity date set forth in the Credit Agreement; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.
“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice (in the case of each requested Interest Period, subject to availability); provided that:

Exhibit 10.1
    (a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
    (b)    any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
    (c)     no Interest Period shall extend beyond the Maturity Date.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Adjustment” with respect to Term SOFR means 0.11448% (11.448 basis points) for an Interest Period of one-month’s duration, 0.26161% (26.161 basis points) for an Interest Period of three-month’s duration, and 0.42826% (42.826 basis points) for an Interest Period of six-months’ duration.
“Successor Rate” means the “Successor Rate” as defined in the Credit Agreement.
“Term SOFR” means:
    (a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
    (b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

Exhibit 10.1
2.    Terms Applicable to Term SOFR Loans. From and after the Amendment Effective Date, the parties hereto agree as follows:
(a)    Impacted Currencies. (i) Dollars shall not be considered a currency for which there is a published LIBO rate and (ii) any request for a new Eurocurrency Rate Loan, or to continue an existing Eurocurrency Rate Loan, shall be deemed to be a request for a new Loan bearing interest at Term SOFR; provided, that, to the extent any Loan bearing interest at the Eurocurrency Rate is outstanding on the Amendment Effective Date, such Loan shall continue to bear interest at the Eurocurrency Rate until the end of the current Interest Period or payment period applicable to such Loan.
(b)     References to Eurocurrency Rate and Eurocurrency Rate Loans in the Credit Agreement and Loan Documents.
(i)     References to the Eurocurrency Rate and Eurocurrency Rate Loans in provisions of the Credit Agreement and the other Loan Documents that are not specifically addressed herein (other than the definitions of Eurocurrency Rate and Eurocurrency Rate Loan) shall be deemed to include Term SOFR and Term SOFR Loans, as applicable. In addition, references to the Eurocurrency Rate in the definition of Base Rate in the Credit Agreement shall be deemed to refer to Term SOFR.
(ii)     For purposes of any requirement for the Borrower to compensate Lenders for losses in the Credit Agreement resulting from any continuation, conversion, payment or prepayment of any Loan on a day other than the last day of any Interest Period (as defined in the Credit Agreement), references to the Interest Period (as defined in the Credit Agreement) shall be deemed to include any relevant interest payment date or payment period for a Term SOFR Loan.
(c)     Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
(d)    Borrowings, Conversions, Continuations and Prepayments of Term SOFR Loans. In addition to any other borrowing or prepayment requirements set forth in the Credit Agreement:
(i)    Term SOFR Loans. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan

Exhibit 10.1
Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (Eastern time) (1) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(ii)    Conforming Changes. With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

(iii)    Committed Loan Notice. For purposes of a Borrowing of Term SOFR Loans, or a continuation of a Term SOFR Loan, the Borrower shall use the Committed Loan Notice attached hereto as Exhibit A.
(iv)    Voluntary Prepayments of Term SOFR Loans. The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a notice of loan prepayment, at any time or from time to time voluntarily prepay the Term SOFR Loans in whole or in part without premium or penalty (except as otherwise specified in the Credit Agreement); provided that such notice must be received by the Administrative Agent not later than 11:00 a.m. (Eastern time) two Business Days prior to any date of prepayment of Term SOFR Loans.
(e)    Interest.
    (i)    Subject to the provisions of the Credit Agreement with respect to default interest, each Term SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of Term SOFR plus the Applicable Rate.
    (ii)    Interest on each Term SOFR Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified in the Credit Agreement; provided, that any prepayment of any Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 2.10. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any debtor relief law.

Exhibit 10.1
(f)     Computations. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest with respect to Term SOFR Loans shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to the provisions in the Credit Agreement addressing payments generally, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(g)    Successor Rates. The provisions in the Credit Agreement addressing the replacement of a current Successor Rate shall be deemed to apply to Term SOFR Loans and Term SOFR, as applicable, and the related defined terms shall be deemed to include Term SOFR.

Exhibit 10.1
Exhibit A

FORM OF INTEREST ELECTION REQUEST
Date: ___________, _____
To:    Merrill Lynch Capital Corporation, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 29, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Level 3 Parent, LLC (formerly known as WWG Merger Sub LLC, the surviving company of its merger with Level 3 Communications, Inc.), Level 3 Financing, Inc. (the “Borrower”), the Lenders from time to time party thereto and Merrill Lynch Capital Corporation, as Administrative Agent.

The undersigned hereby requests (select one):

Indicate: Conversion or Continuation	Indicate: Borrower Name	Indicate: Requested Amount	Indicate: Term SOFR Loans or ABR Loans	For Term SOFR Rate Loans Indicate: Interest Period (e.g., 1, 3 or 6 month interest period)

Exhibit 10.1
The Borrowing, if any, requested herein complies with the requirements set forth in the Credit Agreement.

LEVEL 3 FINANCING, INC.

By:
Name: [Type Signatory Name]
Title: [Type Signatory Title]